UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2011

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2011, Loral Space & Communications Inc. and one of its subsidiaries (collectively, "Loral" or the "Company") entered into agreements (the "Assignment Agreements") with Telesat Canada and one of its subsidiaries (collectively, "Telesat") pursuant to which Loral will assign to Telesat and Telesat will assume from Loral all of Loral’s rights and obligations with respect to the Canadian payload on the ViaSat-1 satellite, which is being built by Space Systems/Loral, Inc. ("SS/L"), and all related agreements. Under the Assignment Agreements, Loral will receive from Telesat $13 million and will be reimbursed for approximately $48.2 million of net costs incurred through closing of the sale, including costs for the satellite, launch and insurance, and costs of the gateways and related equipment. Also, if Telesat obtains any non-geostationary capacity on the payload, Loral will be entitled to receive one-half of any net revenue actually earned by Telesat in connection with the leasing of such supplemental capacity to its customers during the first four years after the commencement of service using the supplemental capacity. In connection with the sale, Loral will also assign to Telesat and Telesat will assume Loral’s 15-year contract with Barrett Xplore Inc. for delivery of high throughput satellite Ka-band capacity and gateway services for broadband services in Canada. Gain on the transaction will be recorded upon completion of the transaction which is expected to be in March 2011. After completion of the transaction, other than SS/L’s obligations as the manufacturer of the ViaSat-1 satellite, Loral will have no further obligations with respect to the Canadian payload on the satellite.

The foregoing description of the Assignment Agreements is not intended to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreements attached to this report as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

10.1 Gateway Facilities Assignment and Assumption Agreement dated as of March 1, 2011 by and between Telesat Canada, Loral Space & Communications Inc. and Loral Canadian Gateway Corporation

10.2 Space Segment Assignment and Assumption Agreement dated as of March 1, 2011 by and between Telesat IOM Limited and Loral Space & Communications Inc.

10.3 Barrett Assignment Agreement dated as of March 1, 2011 by and between Telesat IOM Limited and Loral Space & Communications Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

March 4, 2011	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Gateway Facilities Assignment and Assumption Agreement dated as of March 1, 2011 by and between Telesat Canada, Loral Space & Communications Inc. and Loral Canadian Gateway Corporation
10.2	Space Segment Assignment and Assumption Agreement dated as of March 1, 2011 by and between Telesat IOM Limited and Loral Space & Communications Inc.
10.3	Barrett Assignment Agreement dated as of March 1, 2011 by and between Telesat IOM Limited and Loral Space & Communications Inc.